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                                                                      Exhibit 16


                         (Ernst & Young LLP Letterhead)



June 27, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies or Gentlemen:

     We have read item 4 of Form 8-K dated June 21, 2000 of PeopleSoft, Inc. and are in agreement with the statements contained in paragraphs (a)(i), (a)(ii),
(a)(iv) and (a)(v) on page 2 therein. We have no basis to agree or disagree with any other statements of the registrant contained therein.


                                       /s/ Ernst & Young LLP